SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2008 (August 27, 2008)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     REGULATION FD DISCLOSURE.

MBIA Inc. (“MBIA” or the “Company”) issued a press release on August 27, 2008. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by MBIA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01.     OTHER EVENTS.

The following information is being filed pursuant to Item 8.01 – Other Events of Form 8-K.

On August 27, 2008, the Company announced that its insurance subsidiary, MBIA Insurance Corporation (“MBIA Corp.”), has agreed to reinsure a portfolio of U.S. domestic public finance bonds insured by Financial Guaranty Insurance Company (“FGIC”) with total net par outstanding estimated to be approximately $184 billion as of September 30, 2008.  MBIA Corp. is expected to receive unearned upfront premiums, net of a ceding commission paid to FGIC, of approximately $741 million in connection with the reinsurance.  The reinsurance will be provided on a “cut-through” basis, enabling FGIC’s policyholders to receive the benefit of MBIA Corp.’s reinsurance by allowing them to present claims directly to MBIA Corp.  The transaction is subject to certain closing conditions, including approval by the New York State Insurance Department.  Assuming receipt of the approval by the New York State Insurance Department and the satisfaction of other closing conditions, the transaction is expected to close by the end of the third quarter.

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

99.1                   Press Release issued by MBIA Inc. dated August 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date:	August 28, 2008

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
Dated August 28, 2008

Exhibit 99.1	Press Release issued by MBIA Inc. dated August 27, 2008.